UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 26, 2013

PROVIDENT NEW YORK BANCORP

(Exact name of registrant as specified in its charter)

Delaware	001-35385	80-0091851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 Rella Boulevard, Montebello, New York	10901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of Provident New York Bancorp (“Provident”) was held on September 26, 2013.  The special meeting was held in order to vote upon the following proposals set forth in Provident’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 13, 2013: (1) to approve the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 3, 2013, by and between Sterling Bancorp (“Sterling”) and Provident, pursuant to which Sterling will merge (the “Merger”) with and into Provident (the “Provident Merger Proposal”); (2) to adjourn the Provident special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Provident Merger Proposal (the “Provident Adjournment Proposal”); (3) to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Provident may receive in connection with the merger pursuant to existing agreements or arrangements with Provident (the “Provident Compensation Proposal”); and (4) to approve an amendment to the Provident 2012 Stock Incentive Plan to increase the maximum number of shares of Provident common stock that may be subject to certain awards under the plan, including for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Provident Stock Plan Amendment Proposal”).  At the special meeting, the Provident Merger Proposal was approved by the affirmative vote of a majority of the outstanding shares of Provident common stock entitled to vote at the special meeting.  In addition, the Provident Compensation Proposal and the Provident Stock Plan Amendment Proposal were each approved by a majority of the votes cast at the special meeting.  Sufficient votes were also received to approve the Provident Adjournment Proposal, but an adjournment was not necessary in light of the approval of the Provident Merger Proposal.

As of August 12, 2013, the record date for the special meeting, there were 44,352,546 shares of Provident common stock issued and outstanding and eligible to be voted at the special meeting.  35,829,180 shares were represented in person or by proxy at the special meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the special meeting and the final voting results for each proposal were as follows:

1.              The Provident Merger Proposal

For	Against	Abstain	Broker Non-Votes
34,738,227	296,176	172,566	622,211

2.              The Provident Adjournment Proposal

For	Against	Abstain	Broker Non-Votes
33,285,932	2,251,792	291,456	—

3.              The Provident Compensation Proposal

For	Against	Abstain	Broker Non-Votes
26,859,242	7,578,685	769,042	622,211

4.              The Provident Stock Plan Amendment Proposal

For	Against	Abstain	Broker Non-Votes
33,081,606	1,625,548	499,815	622,211

Completion of the Merger remains subject to the satisfaction of the remaining customary closing conditions contained in the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDENT NEW YORK BANCORP

Date: September 27, 2013	By:	/s/ Luis Massiani
	Name:	Luis Massiani
	Title:	Executive Vice President and Chief Financial Officer